Exhibit 99.5

Certification

This is to certify the following information:

Shandong Yuyuan Group Co., Ltd. is located in Binhai District, Weifang City.  After investigation, we find that none of our sales managers in our company has a surname as Shan, and there never exists any comments on intentionally disparaging our competitors.

To our knowledge, our company is the biggest bromine producer in Binhai District; however, Shouguang Haoyuan Chemical Industry Co., Ltd. has more than one bromine production facilities in Shouguang, Dongying and some other places, in addition to its bromine facility in Binhai District.  Shouguang Haoyuan has an annual production capacity of approx. more than 30,000 tons and is the largest bromine producer in China.

Shandong Yuyuan Group Co., Ltd.

[company seal]

December 9, 2010